PRESS RELEASE

SEACOR HOLDINGS ANNOUNCES RESULTS FOR THE
SECOND QUARTER ENDED JUNE 30, 2012

Fort Lauderdale, Florida
July 26, 2012

FOR IMMEDIATE RELEASE — SEACOR Holdings Inc. (NYSE:CKH) today announced its results for the second quarter ended June 30, 2012. Net income attributable to SEACOR Holdings Inc. for the quarter ended June 30, 2012 was $11.2 million, or $0.54 per diluted share, including a net loss from discontinued operations of $0.4 million, or $0.02 per diluted share. For the six months ended June 30, 2012, net income attributable to SEACOR Holdings Inc. was $47.7 million, or $2.29 per diluted share, including net income from discontinued operations of $19.0 million, or $0.92 per diluted share.

On March 16, 2012, the Company disposed of certain companies and assets that were part of its Environmental Services business segment for a net sales price of $99.9 million and a gain of $20.8 million, net of tax, or $1.00 per diluted share. Operating results for all periods presented have been restated to reflect income (loss) from discontinued operations, net of tax, for the part of the business that was sold.

For the preceding quarter ended March 31, 2012, net income attributable to SEACOR Holdings Inc. was $36.5 million, or $1.75 per diluted share, including net income from discontinued operations of $19.4 million, or $0.93 per diluted share. A comparison of results for the quarter ended June 30, 2012 with the preceding quarter ended March 31, 2012 is included in the “Highlights for the Quarter” discussion below.

For the quarter ended June 30, 2011, net income attributable to SEACOR Holdings Inc. was $9.0 million, or $0.42 per diluted share, including a net loss from discontinued operations of $0.2 million, or $0.01 per diluted share. For the six months ended June 30, 2011, net income attributable to SEACOR Holdings Inc. was $20.2 million, or $0.94 per diluted share, including a net loss from discontinued operations of $1.4 million, or $0.06 per diluted share.

Highlights for the Quarter

Offshore Marine Services – Operating income was $0.8 million on operating revenues of $123.3 million compared with operating income of $22.9 million on operating revenues of $121.1 million in the preceding quarter. Second quarter results included $0.6 million in gains on asset dispositions compared with $1.8 million in gains in the preceding quarter.

In the U.S. Gulf of Mexico, second quarter results included the results of the Company's fleet of liftboats acquired on March 30, 2012. During the second quarter, these vessels contributed operating revenues of $21.9 million and operating income of $3.4 million with an average day rate of $17,454 per day and a utilization rate of 69.7%. Excluding liftboats, operating income was $18.2 million lower in the second quarter. Time charter revenues were $14.3 million lower primarily due to a decrease in rig moving activity for the Company's large anchor handling towing supply vessels. Utilization was 71.8% compared with 73.1% in the preceding quarter and average day rates decreased from $14,964 per day to $10,649 per day. As of June 30, 2012, the Company had no vessels cold-stacked in the U.S. Gulf of Mexico, compared with four as of March 31, 2012.

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In international regions, operating income was $7.7 million lower in the second quarter. Time charter revenues were $3.9 million lower primarily due to reduced spot market activity and increased drydocking activity and upgrade downtime in Brazil. Excluding the Company's fleet of wind farm utility vessels, utilization was 83.3% compared with 85.6% in the preceding quarter and average day rates decreased from $12,149 per day to $11,631 per day. Operating expenses were $4.7 million higher primarily due to increased drydocking activity and the cost of vessel mobilizations between geographic regions.

In the second quarter, the total number of days available for charter for the Company's fleet, excluding the wind farm utility vessels, increased by 1,429 days, or 14%, primarily due to the liftboat acquisition. Overall utilization decreased from 80.6% to 77.4% and overall average day rates decreased by 8% from $13,174 per day to $12,068 per day. Time charter operating data by vessel class is presented in the table included herein. During the second quarter, drydocking and mobilization costs were $10.8 million and $1.2 million, respectively. In the preceding quarter, drydocking and mobilization costs were $5.3 million and $0.6 million, respectively.

Administrative and general expenses were $1.3 million higher in the second quarter primarily due to compensation costs for personnel added as a result of the liftboat acquisition. Depreciation and amortization expenses were $15.9 million in the second quarter, an increase of $3.0 million primarily due to depreciation on vessels and equipment added as a result of the liftboat acquisition.

Aviation Services – Operating income was $7.4 million on operating revenues of $63.0 million compared with operating income of $3.8 million on operating revenues of $61.1 million in the preceding quarter. Second quarter results included $1.1 million in gains on asset dispositions compared with $1.8 million in gains in the preceding quarter.

Operating revenues were $1.9 million higher primarily due to additional aircraft on contract and increased flight hours in the U.S. Gulf of Mexico and the start of seasonal activities in Alaska. Operating revenues from contract-leasing activities were lower due to the deferral of revenues from two customers as a result of the customers' short-term liquidity issues. Operating revenues from air medical services were lower due to the conclusion of a long-term hospital contract.

Operating expenses were lower in the second quarter primarily due to the recognition of $4.9 million in power-by-hour credits, partially offset by higher wage and benefit and fuel costs related to increased activity levels as described above.

Administrative and general expenses were $2.5 million lower in the second quarter primarily due to the recognition in the first quarter of previously deferred legal and professional expenses associated with a contemplated public offering. Depreciation and amortization expenses were $10.5 million in the second quarter, an increase of $0.8 million primarily due to net fleet additions.

Inland River Services - Operating income was $5.7 million on operating revenues of $53.3 million compared with operating income of $9.2 million on operating revenues of $53.5 million in the preceding quarter. Second quarter results included $0.9 million in gains on asset dispositions compared with $1.9 million in gains in the preceding quarter. Operating results for the pooled hopper barge fleet were lower in the second quarter primarily due to poor river conditions and continuing weak demand for barge freight primarily on grain exports.

Marine Transportation Services – Operating income was $0.5 million on operating revenues of $25.8 million compared with operating income of $2.4 million on operating revenues of $26.3 million in the preceding quarter. Operating results for the U.S.-flag product tanker fleet were lower in the second quarter primarily due to 21 days of out-of-service time and $1.6 million of expenses related to topside repairs on the Seabulk Arctic. Operating results for the foreign flag Roll-on/Roll-off vessels were lower primarily due to higher port charges and legal fees.

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Emergency and Crisis Services – As noted above, the Company sold part of its Environmental Services business segment in March 2012. The remaining business within the segment, renamed Emergency and Crisis Services, reported an operating loss of $2.1 million on operating revenues of $8.4 million compared with an operating loss of $0.4 million on operating revenues of $10.2 million in the preceding quarter. The reduction in operating income was primarily due to higher legal and administrative costs, including an investment in marketing and business development activities, and a reduction in activity associated with the Deepwater Horizon incident and debris monitoring.

Commodity Trading and Logistics – Segment profit was $3.0 million on operating revenues of $206.7 million compared with segment profit of $5.6 million on operating revenues of $209.7 million in the preceding quarter. Segment results in the preceding quarter included the recognition of a $6.0 million gain, net of tax, arising from the Company’s acquisition of a controlling interest in its alcohol manufacturing joint venture. Results from this joint venture were consolidated effective February 1, 2012. Excluding this gain, segment profit was higher in the second quarter primarily due to improved results from merchandising and trading activities.

Other – Other, primarily Harbor and Offshore Towing Services, reported operating income of $3.0 million on operating revenues of $17.6 million compared with operating income of $3.2 million on operating revenues of $19.9 million in the preceding quarter. Second quarter results included $1.9 million in gains on asset dispositions relating to the sale of two harbor tugs. Operating results were lower in the second quarter primarily due to decreased port traffic and the conclusion of a short-term contract on the U.S. West Coast.

Corporate and Eliminations – Administrative and general expenses were $7.5 million compared with $9.0 million in the preceding quarter. The decrease was primarily due to lower management bonus accruals.

Stock Repurchases - During the second quarter, the Company purchased 199,766 shares of its common stock at an average price of $87.22 per share. As of June 30, 2012, 20,947,558 shares of SEACOR's common stock remained outstanding.

Equipment Acquisitions – During the six months ended June 30, 2012, capital expenditures were $186.5 million. Equipment deliveries during that period included one offshore support vessel, one wind farm utility vessel, three inland river dry cargo barges, two liquid tank barges, one inland river towboat and 13 helicopters.

Capital Commitments – The Company's unfunded capital commitments as of June 30, 2012 were $377.6 million and consisted of: eleven offshore support vessels for $148.7 million; an interest in a jack-up drilling rig for $31.2 million; twelve helicopters for $139.3 million; seven inland river tank barges for $16.2 million; an interest in a river grain terminal for $1.3 million; four harbor tugs for $28.5 million; and other equipment and improvements for $12.4 million. Of these commitments, $110.2 million is payable during 2012 with the balance payable through 2016 and $123.0 million may be terminated without further liability other than the payment of liquidated damages of $3.3 million. Subsequent to June 30, 2012, the Company committed to purchase three inland river towboats for $11.4 million and notified the lessee of its intent to purchase three harbor tugs currently operating under capital leases for $3.9 million. As of June 30, 2012, the Company held balances of cash, cash equivalents, restricted cash, marketable securities, construction reserve funds and Title XI reserve funds totaling $544.6 million.
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SEACOR is a global provider of equipment and services primarily supporting the offshore oil and gas and marine transportation industries. SEACOR offers customers a diversified suite of services including offshore marine, aviation, inland river, marine transportation, crisis and emergency management preparedness and response solutions, commodity trading and logistics and offshore and harbor towing. SEACOR is focused on providing highly responsive local service combined with the highest safety standards, innovative technology, modern, efficient equipment and dedicated professional employees. SEACOR is publicly traded on the New York Stock Exchange (NYSE) under the symbol CKH.

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This release includes "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements concerning management's expectations, strategic objectives, business prospects, anticipated economic performance and financial condition and other similar matters involve known and unknown risks, uncertainties and other important factors that could cause the actual results, performance or achievements of results to differ materially from any future results, performance or achievements discussed or implied by such forward-looking statements. Such risks, uncertainties and other important factors include, among others: decreased demand and loss of revenues as a result of U.S. government implemented moratoriums directing operators to cease certain drilling activities and any extension of such moratoriums (the “Moratoriums”), weakening demand for the Company’s services as a result of unplanned customer suspensions, cancellations, rate reductions or non-renewals of vessel charters and aviation equipment or failures to finalize commitments to charter vessels and aviation equipment in response to Moratoriums, increased government legislation and regulation of the Company’s businesses could increase cost of operations, increased competition if the Jones Act is repealed, liability, legal fees and costs in connection with providing emergency response services, including the Company’s involvement in response to the oil spill as a result of the sinking of the Deepwater Horizon in April 2010, decreased demand for the Company’s services as a result of declines in the global economy, declines in valuations in the global financial markets and a lack of liquidity in the credit sectors, including, interest rate fluctuations, availability of credit, inflation rates, change in laws, trade barriers, commodity prices and currency exchange fluctuations, the cyclical nature of the oil and gas industry, activity in foreign countries and changes in foreign political, military and economic conditions, changes in foreign and domestic oil and gas exploration and production activity, safety record requirements related to Offshore Marine Services, Marine Transportation Services and Aviation Services, decreased demand for Marine Transportation Services and Harbor and Offshore Towing Services due to construction of additional refined petroleum product, natural gas or crude oil pipelines or due to decreased demand for refined petroleum products, crude oil or chemical products or a change in existing methods of delivery, compliance with U.S. and foreign government laws and regulations, including environmental laws and regulations, the dependence of Offshore Marine Services, Marine Transportation Services and Aviation Services on several customers, consolidation of the Company's customer base, safety issues experienced by a particular helicopter model that could result in customers refusing to use that helicopter model or a regulatory body grounding that helicopter model, which also could permanently devalue that helicopter model, the ongoing need to replace aging vessels and aircraft, industry fleet capacity, restrictions imposed by the Shipping Acts and Aviation Acts on the amount of foreign ownership of the Company's Common Stock, operational risks of Offshore Marine Services, Marine Transportation Services, Harbor and Offshore Towing Services and Aviation Services, effects of adverse weather conditions and seasonality, dependence of emergency response revenue on the number and size of events and upon continuing government regulation in this area and Emergency and Crisis Services' ability to comply with such regulation and other governmental regulation, liability in connection with providing emergency response services, the level of grain export volume, the effect of fuel prices on barge towing costs, variability in freight rates for inland river barges, the effect of international economic and political factors in Inland River Services' operations, sudden and unexpected changes in commodity prices, futures and options, global weather conditions, political instability, changes in currency exchanges rates, and product availability in Commodity Trading and Logistics activities, adequacy of insurance coverage, the attraction and retention of qualified personnel by the Company and various other matters and factors, many of which are beyond the Company's control. In addition, these statements constitute the Company's cautionary statements under the Private Securities Litigation Reform Act of 1995. It is not possible to predict or identify all such factors. Consequently, the foregoing should not be considered a complete discussion of all potential risks or uncertainties. The words "estimate," "project," "intend," "believe," "plan" and similar expressions are intended to identify forward-looking statements. Forward-looking statements speak only as of the date of the document in which they are made. The Company disclaims any obligation or undertaking to provide any updates or revisions to any forward-looking statement to reflect any change in the Company's expectations or any change in events, conditions or circumstances on which the forward-looking statement is based. The forward-looking statements in this release should be evaluated together with the many uncertainties that affect the Company's businesses, particularly those mentioned under "Forward-Looking Statements" in Item 7 on the Company's Form 10-K and SEACOR's periodic reporting on Form 10-Q and Form 8-K (if any), which are incorporated by reference.

For additional information, contact Molly Hottinger at (954) 627-5278 or visit SEACOR’s website at www.seacorholdings.com.

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SEACOR HOLDINGS INC. CONDENSED CONSOLIDATED STATEMENTS OF INCOME (in thousands, except share data, unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2012	2011	2012	2011
Operating Revenues	$494,422	$509,283	$992,307	$947,294
Costs and Expenses:
Operating	403,210	409,365	787,322	751,108
Administrative and general	45,120	39,170	91,298	80,824
Depreciation and amortization	43,685	39,330	83,012	77,660
	492,015	487,865	961,632	909,592
Gains on Asset Dispositions and Impairments, Net	4,419	10,301	9,961	17,556

Operating Income	6,826	31,719	40,636	55,258

Other Income (Expense):
Interest income	7,641	3,297	10,617	7,029
Interest expense	(12,413)	(10,465)	(24,437)	(20,505)
Debt extinguishment losses, net	—	—	(160)	(48)
Marketable security gains (losses), net	11,596	(4,754)	14,954	(3,220)
Derivative gains (losses), net	3,487	(6,601)	(632)	(9,919)
Foreign currency gains (losses), net	(992)	1,416	1,560	6,475
Other, net	443	(56)	389	(234)
	9,762	(17,163)	2,291	(20,422)
Income from Continuing Operations Before Income Tax Expense and Equity In Earnings of 50% or Less Owned Companies	16,588	14,556	42,927	34,836
Income Tax Expense	5,975	5,877	16,583	13,550
Income from Continuing Operations Before Equity in Earnings of 50% or Less Owned Companies	10,613	8,679	26,344	21,286
Equity in Earnings of 50% or Less Owned Companies, Net of Tax	1,051	872	2,293	914
Income from Continuing Operations	11,664	9,551	28,637	22,200
Income (Loss) from Discontinued Operations, Net of Tax	(365)	(184)	19,035	(1,364)
Net Income	11,299	9,367	47,672	20,836
Net Income (Loss) attributable to Noncontrolling Interests in Subsidiaries	50	336	(65)	635
Net Income attributable to SEACOR Holdings Inc.	$11,249	$9,031	$47,737	$20,201

Net Income (Loss) attributable to SEACOR Holdings Inc.:
Continuing operations	$11,614	$9,215	$28,702	$21,565
Discontinued operations	(365)	(184)	19,035	(1,364)
	$11,249	$9,031	$47,737	$20,201
Basic Earnings (Loss) Per Common Share of SEACOR Holdings Inc.:
Continuing operations	$0.56	$0.44	$1.40	$1.02
Discontinued operations	(0.01)	(0.01)	0.92	(0.06)
	$0.55	$0.43	$2.32	$0.96
Diluted Earnings (Loss) Per Common Share of SEACOR Holdings Inc.:
Continuing operations	$0.56	$0.43	$1.37	$1.00
Discontinued operations	(0.02)	(0.01)	0.92	(0.06)
	$0.54	$0.42	$2.29	$0.94
Weighted Average Common Shares Outstanding:
Basic	20,584,567	21,166,037	20,552,114	21,135,557
Diluted	20,871,380	21,517,725	20,883,570	21,478,759

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SEACOR HOLDINGS INC. CONDENSED CONSOLIDATED STATEMENTS OF INCOME (in thousands, except per share data, unaudited)

	Three Months Ended
	Jun. 30, 2012	Mar. 31, 2012	Dec. 31, 2011	Sep. 30, 2011	Jun. 30, 2011
Operating Revenues	$494,422	$497,885	$518,954	$545,089	$509,283
Costs and Expenses:
Operating	403,210	384,112	412,042	455,442	409,365
Administrative and general	45,120	46,178	50,731	35,387	39,170
Depreciation and amortization	43,685	39,327	35,395	36,437	39,330
	492,015	469,617	498,168	527,266	487,865
Gains on Asset Dispositions and Impairments, Net	4,419	5,542	5,469	10,986	10,301
Operating Income	6,826	33,810	26,255	28,809	31,719
Other Income (Expense):
Interest income	7,641	2,976	1,127	5,462	3,297
Interest expense	(12,413)	(12,024)	(10,027)	(10,711)	(10,465)
Debt extinguishment losses, net	—	(160)	—	(51)	—
Marketable security gains (losses), net	11,596	3,358	(4,803)	130	(4,754)
Derivative gains (losses), net	3,487	(4,119)	(262)	(25,954)	(6,601)
Foreign currency gains (losses), net	(992)	2,552	(2,600)	(3,126)	1,416
Other, net	443	(54)	1,133	(39)	(56)
	9,762	(7,471)	(15,432)	(34,289)	(17,163)
Income (Loss) from Continuing Operations Before Income Tax Expense (Benefit) and Equity In Earnings (Losses) of 50% or Less Owned Companies	16,588	26,339	10,823	(5,480)	14,556
Income Tax Expense (Benefit)	5,975	10,608	2,645	(669)	5,877
Income (Loss) from Continuing Operations Before Equity in Earnings (Losses) of 50% or Less Owned Companies	10,613	15,731	8,178	(4,811)	8,679
Equity in Earnings (Losses) of 50% or Less Owned Companies, Net of Tax	1,051	1,242	(579)	9,655	872
Income from Continuing Operations	11,664	16,973	7,599	4,844	9,551
Income (Loss) from Discontinued Operations, Net of Tax	(365)	19,400	9,653	(782)	(184)
Net Income	11,299	36,373	17,252	4,062	9,367
Net Income (Loss) attributable to Noncontrolling Interests in Subsidiaries	50	(115)	212	247	336
Net Income attributable to SEACOR Holdings Inc.	$11,249	$36,488	$17,040	$3,815	$9,031

Net Income (Loss) attributable to SEACOR Holdings Inc.:
Continuing operations	$11,614	$17,088	$7,387	$4,597	$9,215
Discontinued operations	(365)	19,400	9,653	(782)	(184)
	$11,249	$36,488	$17,040	$3,815	$9,031
Basic Earnings (Loss) Per Common Share of SEACOR Holdings Inc.:
Continuing operations	$0.56	$0.83	$0.35	$0.22	$0.44
Discontinued operations	(0.01)	0.95	0.46	(0.04)	(0.01)
	$0.55	$1.78	$0.81	$0.18	$0.43
Diluted Earnings (Loss) Per Common Share of SEACOR Holdings Inc.:
Continuing operations	$0.56	$0.82	$0.35	$0.21	$0.43
Discontinued operations	(0.02)	0.93	0.45	(0.03)	(0.01)
	$0.54	$1.75	$0.80	$0.18	$0.42
Weighted Average Common Shares of Outstanding:
Basic	20,585	20,520	21,005	21,202	21,166
Diluted	20,871	20,893	21,354	21,565	21,518
Common Shares Outstanding at Period End	20,948	21,114	20,933	21,715	21,679

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SEACOR HOLDINGS INC. SEGMENT INFORMATION (in thousands, unaudited)

	Three Months Ended
	Jun. 30, 2012	Mar. 31, 2012	Dec. 31, 2011	Sep. 30, 2011	Jun. 30, 2011
Offshore Marine Services
Operating Revenues	$123,276	$121,086	$109,781	$93,277	$93,386
Costs and Expenses:
Operating	94,084	75,340	69,484	68,457	68,242
Administrative and general	13,146	11,856	13,666	10,687	11,078
Depreciation and amortization	15,859	12,882	11,954	11,785	12,205
	123,089	100,078	95,104	90,929	91,525
Gains on Asset Dispositions	624	1,845	1,449	5,241	3,607
Operating Income	811	22,853	16,126	7,589	5,468
Other Income (Expense):
Foreign currency gains (losses), net	(354)	1,123	(1,290)	(2,129)	(408)
Other, net	11	—	272	6	—
Equity in Earnings (Losses) of 50% or Less Owned Companies, Net of Tax	1,001	1,829	(500)	8,754	200
Segment Profit	$1,469	$25,805	$14,608	$14,220	$5,260

Aviation Services
Operating Revenues	$62,985	$61,052	$61,696	$71,804	$68,493
Costs and Expenses:
Operating	39,002	39,676	41,084	45,701	42,457
Administrative and general	7,195	9,677	11,803	6,841	6,229
Depreciation and amortization	10,464	9,630	9,210	9,093	12,390
	56,661	58,983	62,097	61,635	61,076
Gains on Asset Dispositions and Impairments, Net	1,077	1,765	1,912	4,894	6,172
Operating Income	7,401	3,834	1,511	15,063	13,589
Other Income (Expense):
Derivative losses, net	(180)	(124)	(18)	(807)	(811)
Foreign currency gains (losses), net	(12)	917	(80)	(95)	338
Other, net	—	30	9	—	—
Equity in Earnings (Losses) of 50% or Less Owned Companies, Net of Tax	756	(6,419)	(979)	106	1,054
Segment Profit (Loss)	$7,965	$(1,762)	$443	$14,267	$14,170

Inland River Services
Operating Revenues	$53,302	$53,490	$51,871	$47,875	$41,442
Costs and Expenses:
Operating	37,463	35,183	31,702	31,196	28,717
Administrative and general	3,773	3,982	3,270	2,206	3,166
Depreciation and amortization	7,244	7,007	5,617	6,464	5,791
	48,480	46,172	40,589	39,866	37,674
Gains (Losses) on Asset Dispositions	858	1,927	986	1,303	(22)
Operating Income	5,680	9,245	12,268	9,312	3,746
Other Income (Expense):
Foreign currency losses, net	(71)	(22)	—	—	—
Other, net	—	—	—	—	3
Equity in Earnings of 50% or Less Owned Companies, Net of Tax	439	250	955	2,771	666
Segment Profit	$6,048	$9,473	$13,223	$12,083	$4,415

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SEACOR HOLDINGS INC. SEGMENT INFORMATION (continued) (in thousands, unaudited)

	Three Months Ended
	Jun. 30, 2012	Mar. 31, 2012	Dec. 31, 2011	Sep. 30, 2011	Jun. 30, 2011
Marine Transportation Services
Operating Revenues	$25,792	$26,283	$26,705	$24,783	$24,336
Costs and Expenses:
Operating	16,722	15,758	15,338	15,194	13,584
Administrative and general	2,934	2,475	3,257	2,044	2,146
Depreciation and amortization	5,666	5,651	5,540	5,833	5,728
	25,322	23,884	24,135	23,071	21,458
Gains on Asset Dispositions	—	—	1,125	—	—
Operating Income	470	2,399	3,695	1,712	2,878
Other Income (Expense):
Foreign currency gains (losses), net	(3)	9	(15)	(18)	6
Other, net	49	30	87	131	56
Equity in Losses of 50% or Less Owned Companies, Net of Tax	(774)	(217)	(74)	—	—
Segment Profit (Loss)	$(258)	$2,221	$3,693	$1,825	$2,940

Emergency and Crisis Services
Operating Revenues	$8,439	$10,215	$16,763	$14,080	$21,275
Costs and Expenses:
Operating	5,808	6,873	10,145	9,141	12,328
Administrative and general	4,211	3,254	3,030	2,961	3,555
Depreciation and amortization	491	484	486	655	498
	10,510	10,611	13,661	12,757	16,381
Gains on Asset Dispositions	—	5	—	7	—
Operating Income (Loss)	(2,071)	(391)	3,102	1,330	4,894
Other Income (Expense):
Foreign currency gains (losses), net	(20)	14	(14)	17	(7)
Other, net	—	—	—	—	2
Equity in Earnings (Losses) of 50% or Less Owned Companies, Net of Tax	147	67	(4)	—	—
Segment Profit (Loss)	$(1,944)	$(310)	$3,084	$1,347	$4,889

Commodity Trading and Logistics
Operating Revenues	$206,745	$209,696	$237,177	$279,178	$245,321
Costs and Expenses:
Operating	202,126	203,233	236,664	279,180	237,644
Administrative and general	3,411	3,141	1,598	1,944	2,202
Depreciation and amortization	1,591	1,060	20	12	12
	207,128	207,434	238,282	281,136	239,858
Operating Income (Loss)	(383)	2,262	(1,105)	(1,958)	5,463
Other Income (Expense):
Derivative gains (losses), net	3,393	(2,939)	1,251	(3,063)	828
Foreign currency gains (losses), net	(14)	79	(28)	153	(16)
Other, net	—	—	(167)	—	—
Equity in Earnings (Losses) of 50% or Less Owned Companies, Net of Tax	—	6,154	1,452	(2,267)	(1,051)
Segment Profit (Loss)	$2,996	$5,556	$1,403	$(7,135)	$5,224

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SEACOR HOLDINGS INC. SEGMENT INFORMATION (continued) (in thousands, unaudited)

	Three Months Ended
	Jun. 30, 2012	Mar. 31, 2012	Dec. 31, 2011	Sep. 30, 2011	Jun. 30, 2011
Other
Operating Revenues	$17,555	$19,944	$17,730	$16,741	$17,921
Costs and Expenses:
Operating	11,562	11,814	10,274	9,117	9,158
Administrative and general	2,996	2,817	3,589	2,523	3,210
Depreciation and amortization	1,904	2,158	2,119	2,129	2,237
	16,462	16,789	15,982	13,769	14,605
Gains (Losses) on Asset Dispositions	1,860	—	(3)	(315)	544
Operating Income	2,953	3,155	1,745	2,657	3,860
Other Income (Expense):
Foreign currency losses, net	(7)	(16)	—	(75)	(24)
Other, net	208	—	983	(1)	—
Equity in Earnings (Losses) of 50% or Less Owned Companies, Net of Tax	(518)	(422)	(1,429)	291	3
Segment Profit	$2,636	$2,717	$1,299	$2,872	$3,839

Corporate and Eliminations
Operating Revenues	$(3,672)	$(3,881)	$(2,769)	$(2,649)	$(2,891)
Costs and Expenses:
Operating	(3,557)	(3,765)	(2,649)	(2,544)	(2,765)
Administrative and general	7,454	8,976	10,518	6,181	7,584
Depreciation and amortization	466	455	449	466	469
	4,363	5,666	8,318	4,103	5,288
Losses on Asset Dispositions and Impairments		—	—	(144)	—
Operating Loss	$(8,035)	$(9,547)	$(11,087)	$(6,896)	$(8,179)
Other Income (Expense):
Derivative gains (losses), net	$274	$(1,056)	$(1,495)	$(22,084)	$(6,618)
Foreign currency gains (losses), net	(511)	448	(1,173)	(979)	1,527
Other, net	175	(114)	(51)	(175)	(117)

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SEACOR HOLDINGS INC. CONDENSED CONSOLIDATED BALANCE SHEETS (in thousands, unaudited)

	Jun. 30, 2012	Mar. 31, 2012	Dec. 31, 2011	Sep. 30, 2011	Jun. 30, 2011
ASSETS
Current Assets:
Cash and cash equivalents	$301,026	$281,977	$462,188	$301,603	$362,825
Restricted cash	18,347	25,958	21,281	19,474	12,976
Marketable securities	32,821	68,586	66,898	82,978	105,608
Receivables:
Trade, net of allowance for doubtful accounts	278,917	299,484	303,843	280,434	277,301
Other	66,686	41,699	51,793	51,318	47,852
Inventories	72,929	94,329	69,109	70,623	83,119
Deferred income taxes	11,123	11,123	11,123	5,136	5,136
Prepaid expenses and other	13,968	11,384	9,323	13,704	23,461
Discontinued operations	3,551	4,019	44,989	48,984	54,740
Total current assets	799,368	838,559	1,040,547	874,254	973,018
Property and Equipment	3,304,524	3,314,759	3,018,145	2,900,843	2,859,773
Accumulated depreciation	(934,092)	(905,362)	(867,914)	(868,986)	(852,648)
Net property and equipment	2,370,432	2,409,397	2,150,231	2,031,857	2,007,125
Investments, at Equity, and Advances to 50% or Less Owned Companies	323,874	220,772	249,753	243,678	208,021
Construction Reserve Funds & Title XI Reserve Funds	192,420	259,926	259,974	298,345	314,679
Goodwill	57,054	57,054	57,054	54,410	54,454
Intangible Assets, Net	21,116	22,132	21,528	16,055	17,396
Other Assets, net of allowance for doubtful accounts	81,553	99,113	102,348	97,724	84,588
Discontinued Operations	—	—	46,699	45,995	46,479
	$3,845,817	$3,906,953	$3,928,134	$3,662,318	$3,705,760

LIABILITIES AND EQUITY
Current Liabilities:
Current portion of long-term debt	$24,546	$22,078	$41,091	$23,138	$20,568
Current portion of capital lease obligations	4,719	2,289	2,368	1,081	1,064
Accounts payable and accrued expenses	131,130	142,410	185,156	170,680	164,359
Other current liabilities	160,198	176,558	150,864	191,475	216,031
Discontinued operations	(15)	650	22,047	55,093	64,276
Total current liabilities	320,578	343,985	401,526	441,467	466,298
Long-Term Debt	940,910	976,872	995,450	669,573	690,774
Capital Lease Obligations	117	2,848	3,068	4,598	4,901
Deferred Income Taxes	582,780	576,195	566,920	560,484	557,013
Deferred Gains and Other Liabilities	132,248	135,695	143,390	137,783	145,815
Discontinued Operations	—	—	9,717	5,780	5,502
Total liabilities	1,976,633	2,035,595	2,120,071	1,819,685	1,870,303
Equity:
SEACOR Holdings Inc. stockholders’ equity:
Preferred stock	—	—	—	—	—
Common stock	366	366	364	364	363
Additional paid-in capital	1,271,617	1,265,708	1,256,209	1,245,436	1,239,502
Retained earnings	1,560,416	1,549,167	1,512,679	1,495,639	1,491,824
Shares held in treasury, at cost	(987,485)	(970,023)	(971,687)	(900,225)	(901,460)
Accumulated other comprehensive loss, net of tax	(5,831)	(5,369)	(7,958)	(9,644)	(6,843)
	1,839,083	1,839,849	1,789,607	1,831,570	1,823,386
Noncontrolling interests in subsidiaries	30,101	31,509	18,456	11,063	12,071
Total equity	1,869,184	1,871,358	1,808,063	1,842,633	1,835,457
	$3,845,817	$3,906,953	$3,928,134	$3,662,318	$3,705,760

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SEACOR HOLDINGS INC. FLEET COUNTS (unaudited)

	Jun. 30, 2012	Mar. 31, 2012	Dec. 31, 2011	Sep. 30, 2011	Jun. 30, 2011
Offshore Marine Services
Anchor handling towing supply	19	19	19	19	19
Crew	48	48	49	50	52
Mini-supply	9	9	8	8	8
Standby safety	25	26	26	27	26
Supply	28	28	30	29	28
Towing supply	3	5	5	5	6
Liftboats	20	20	2	2	2
Specialty	9	9	9	9	9
Wind farm utility	30	30	29	—	—
	191	194	177	149	150

Aviation Services
Light helicopters – single engine	59	58	58	60	61
Light helicopters – twin engine	44	46	45	45	44
Medium helicopters	68	66	65	65	65
Heavy helicopters	9	8	7	7	7
	180	178	175	177	177

Inland River Services
Inland river dry-cargo barges	1,453	1,479	1,496	1,489	1,492
Inland river liquid tank barges	78	77	77	79	80
Inland river deck barges	20	20	20	20	26
Inland river towboats	31	30	31	31	31
Dry-cargo vessel	1	1	1	1	1
	1,583	1,607	1,625	1,620	1,630

Marine Transportation Services
U.S.-flag product tankers	7	7	7	8	8
Foreign flag RORO vessels	8	8	8	8	8
U.S.-flag deck barges	5	—	—	—	—
U.S.-flag RORO barges	2	—	—	—	—
U.S.-flag Articulated tug-barge	1	—	—	—	—
	23	15	15	16	16

Other
Harbor and offshore tugs	27	28	28	28	28
Ocean liquid tank barges	5	5	5	5	5
	32	33	33	33	33

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SEACOR HOLDINGS INC. OFFSHORE MARINE SERVICES TIME CHARTER OPERATING DATA (unaudited)

	Three Months Ended
	Jun. 30, 2012	Mar. 31, 2012	Dec. 31, 2011	Sep. 30, 2011	Jun. 30, 2011
Rates Per Day Worked:
Anchor handling towing supply	$24,541	$30,928	$27,187	$27,287	$32,179
Crew	7,134	7,803	7,166	6,728	6,334
Mini-supply	7,424	7,409	7,948	7,535	7,494
Standby safety	9,679	9,230	9,254	9,302	9,180
Supply	14,354	16,662	15,755	15,459	13,561
Towing supply	9,269	9,301	8,497	8,809	8,484
Specialty	14,557	12,964	17,845	16,172	9,351
Liftboats	17,454	—	—	—	—
Overall Average Rates Per Day Worked (excluding wind farm utility)	12,068	13,174	12,187	11,318	11,142
Wind farm utility	2,802	2,431	—	—	—
Overall Average Rates Per Day Worked (including wind Farm utility)	10,019	10,839	12,187	11,318	11,142

Utilization:
Anchor handling towing supply	63%	77%	70%	52%	53%
Crew	84%	79%	78%	75%	70%
Mini-supply	98%	98%	96%	87%	77%
Standby safety	87%	86%	90%	88%	89%
Supply	75%	84%	82%	70%	74%
Towing supply	51%	48%	44%	43%	33%
Specialty	45%	62%	70%	48%	63%
Liftboats	70%	—%	—%	—%	—%
Overall Fleet Utilization (excluding wind farm utility)	77%	81%	80%	72%	71%
Wind farm utility	93%	86%	—%	—%	—%
Overall Fleet Utilization (including wind farm utility)	80%	82%	80%	72%	71%

Available Days:
Anchor handling towing supply	1,547	1,547	1,564	1,564	1,547
Crew	3,276	3,363	3,418	3,487	3,933
Mini-supply	637	637	644	644	728
Standby safety	2,195	2,275	2,355	2,392	2,291
Supply	1,649	1,705	1,798	1,748	1,591
Towing supply	360	364	368	368	494
Specialty	273	273	276	276	353
Liftboats	1,656	—	—	—	—
Overall Fleet Available Days (excluding wind farm utility)	11,593	10,164	10,423	10,479	10,937
Wind farm utility	2,730	2,647	—	—	—
Overall Fleet Available Days (including wind farm utility)	14,323	12,811	10,423	10,479	10,937

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